EXHIBIT 99.1

Woodward Announces Declaration of Dividend

FORT COLLINS, Colo., July 25, 2016 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today announced that its Board of Directors declared a cash dividend of $0.11 per share for the quarter, payable on August 29, 2016, for stockholders of record as of August 15, 2016.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2015 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:
Don Guzzardo
Director, Investor Relations & Treasury
970-498-3580
Don.Guzzardo@Woodward.com